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                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP. 291)

                              AMENDED AND RESTATED

                            MEMORANDUM OF ASSOCIATION
                                       OF
                                 EL SITIO, INC.



         NAME

1.       The name of the Company is El Sitio, Inc.

         REGISTERED OFFICE

2. The Registered Office of the Company will be situated at Romasco Place, PO Box 3140, Wickhams Cay I, Road Town, Tortola, British Virgin Islands.

         REGISTERED AGENT

3. The Registered Agent of the Company will be Codan Trust Company (B.V.I.) Ltd., with its address at Romasco Place, PO Box 3140, Wickhams Cay I, Road Town, Tortola, British Virgin Islands.

         GENERAL OBJECTS AND POWERS

4.       (1)      The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.

         (2)      The Company may not

                  (a) carry on business with persons resident in the British Virgin Islands;

                  (b) own an interest in real property situated in the British Virgin Islands, other than a lease referred to in paragraph (e) of subclause (3);

                  (c) carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;


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                  (d)      carry on business as an insurance or reinsurance
                           company, insurance agent or insurance broker, unless it is licensed under and enactment authorizing it to carry on that business;

                  (e) carry on the business of company management, unless it is licensed under the Company Management Act, 1990; or

                  (f) carry on the business of providing the registered office or the registered agent for companies incorporated in the British Virgin Islands.

         (3) For purposes of paragraph (a) of subclause (2) the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

                  (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

                  (b) it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

                  (c) It prepares or maintains books and records within the British Virgin Islands;

                  (d) it holds, within the British Virgin Islands, meetings of its directors or Members;

                  (e) it holds a lease of property for use as an office from which to communicate with Members or where books and records of the Company are prepared or maintained;

                  (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

                  (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

         (4) The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to



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                  perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

         CURRENCY

5. Shares in the Company shall be issued in the currency of the United States of America.

         AUTHORIZED CAPITAL

6.       The authorized capital of the Company is US$3,000,000.00

         CLASSES, NUMBER AND PAR VALUE OF SHARES

7. The authorized capital is made up of three classes of shares as follows:

         (i) 200,000,000 Common Shares of US$0.01 par value each (the "Common Shares");.

         (ii) 100,000,000 Preferred Shares of US$0.01 par value each (the "Preferred Shares"), of which 40,000,000 are designated Class A Preferred Shares (the "Class A Preferred Shares"), and 1,888,889 are designated Class B Preferred Shares (the "Class B Preferred Shares").

         DESIGNATIONS, POWERS, PREFERENCES, ETC.  OF SHARES

8. The rights attaching to the various classes of shares are as follows:

         A.       COMMON SHARES

                  (1) Holders of Common Shares shall have the right to one vote per share; and

                  (2) Holders of Common Shares shall have the same rights with regard to dividends and distributions upon liquidation of the Company.


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         B.       PREFERRED SHARES

Holders of Preferred Shares shall have the following rights and be subject to the following restrictions:

         (1)      RANKING.

         (a) The Class A Preferred Shares shall rank, with respect to dividend distributions and distributions upon a Liquidation (as defined in paragraph (4) of this Section B below), (i) PARI PASSU with the Class B Preferred Shares and (ii) senior to all classes of common shares of the Company and to each other class of shares established after the Class A Preferred Shares Issue Date by the board of directors (collectively referred to with the common shares of the Company as "Class A Junior Securities").

         (b) The Class B Preferred Shares shall rank, with respect to dividend distributions and distributions upon a Liquidation (as defined in paragraph (4) of this Section B below), (i) PARI PASSU with the Class A Preferred Shares and (ii) senior to all classes of common shares of the Company and to each other class of shares established after the Class B Preferred Shares Issue Date by the board of directors (collectively referred to with the common shares of the Company as "Class B Junior Securities").

         (2)      DIVIDENDS.

         (a) The holders of Preferred Shares shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends at the annual rate of 8% on the Liquidation Preference, payable quarterly in cash or, at the option of the Board of Directors, in additional Preferred Shares, to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividend is declared. Holders of Class A Preferred Shares and Class B Preferred Shares shall be entitled to receive the dividends provided for herein in preference to and in priority over any dividends upon any of the Class A Junior Securities and Class B Junior Securities, respectively.

         (b) Dividends on the Class A Preferred Shares and Class B Preferred Shares shall accrue on a daily basis from the Class A Preferred Shares Issue Date and Class B Preferred Shares Issue Date, respectively, and, to the extent they are not paid, shall accumulate on an annual basis on each December 31, whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared.

         (c) Unless full cumulative dividends on all outstanding Class A Preferred Shares and Class B Preferred Shares shall have been declared and paid in full, then: (i) no dividend (other than a dividend payable solely in shares of any Class A Junior Securities or Class B Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Class A Junior Securities or Class B Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Class A Junior Securities or Class B Junior Securities, other than a distribution consisting solely of Class A Junior Securities or Class B Junior Securities; (iii) no shares of Class A Junior Securities or Class B Junior Securities shall be purchased, redeemed or otherwise acquired or retired other than securities received from an employee pursuant to a severance agreement for value (excluding an exchange for shares of other Class A Junior Securities or Class B Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Class A Junior Securities or Class B Junior Securities by the Company or any of its Subsidiaries.

         (d) In the event that the Company declares and pays any dividends upon the Common Shares (whether payable in cash, securities or other property) other than dividends payable solely in Common Shares, the Company shall also declare and pay to the holders of the Preferred Shares at the same time it declares and pays such dividends to the holders of the Common Shares, the dividends which would have been declared and paid with respect to the Common Shares issuable upon conversion of the Preferred Shares had all of the issued and outstanding Preferred Shares been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Shares entitled to such dividends are to be determined.

         (3)      CONVERSION.

         (a) A holder of Class A Preferred Shares may convert such shares, in whole or in part, at the option of such holder into Common Shares at any time after the date of issuance of such Class A Preferred Shares in whole or in part at the option of such holder. For the purposes of conversion, each Class A Preferred Share shall be valued at the Class A Liquidation Preference, which shall be divided by the Class A Conversion Price in effect on the Conversion Date to determine the number of Common Shares issuable for each Class A Preferred Share upon conversion. Immediately following such conversion, the rights of the holders of converted Class A Preferred Shares shall cease and the Persons entitled to receive the Common Shares upon the conversion of Class A Preferred Shares shall be treated for all purposes as having become the owners of such Common Shares.

                  A holder of Class B Preferred Shares may convert such shares, in whole or in part, at the option of such holder, into Common Shares at the Class B Conversion Price on or after the earlier of (i) the six month anniversary of the effectiveness of a registration statement of the Company filed with the United States Securities and Exchange Commission in connection with the registration of Common Shares, and (ii) February 15, 2001. For the purposes of conversion, each Class B Preferred Share shall be valued at the Class B Liquidation Preference, which shall be divided by the Class B Conversion Price in effect on the Conversion Date to determine the number of Common Shares issuable for each Class B Preferred Share upon conversion. Immediately following such conversion, the rights of the holders of converted Class B Preferred Shares shall cease and the Persons entitled to receive the Common Shares upon the conversion of Class B Preferred Shares shall be treated for all purposes as having become the owners of such Common Shares.

         (b) Upon the consummation of a Qualifying IPO, the outstanding Class A Preferred Shares shall be automatically converted into Common Shares at the Class A Conversion Price in effect immediately after giving effect to the consummation of such Qualifying IPO. Promptly following the occurrence of such conversion, the Company shall give written notice thereof to each record holder of converted Class A Preferred Shares, including instructions to be followed to obtain a certificate for the Common Shares into which such holder's Class A Preferred Shares were converted.

                  Upon the six month anniversary of the consummation of a Qualifying IPO, the outstanding Class B Preferred Shares shall be automatically converted into Common Shares at the Class B Conversion Price then in effect. Promptly following the occurrence of such conversion, the Company shall give written notice thereof to each record holder of converted Class B Preferred Shares, including instructions to be followed to obtain a certificate for the Common Shares into which such holder's Class B Preferred Shares were converted.

         (c) To convert Preferred Shares (other than an automatic conversion pursuant to paragraph 3(b) above), a holder must
                  (i) surrender the certificate or certificates evidencing the Preferred Shares to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or transfer agent for the Preferred Shares, (ii) notify the Company at such office that he elects to convert Preferred Shares and the number of shares to be converted and (iii) state in writing the name or names in which he wishes the certificate or certificates for Common Shares to be issued. The date on which the holder satisfies all such requirements or the date on which the Preferred Shares is automatically converted pursuant to paragraph 3(b), as the case may be, shall be the "CONVERSION DATE." As soon as practicable thereafter, the Company shall deliver a certificate for the number of full Common Shares issuable upon the conversion, except that the Company shall not be required to deliver such certificate in the case of an automatic conversion until the holders of the converted Preferred Shares shall have complied with the provisions of clauses (i) and (iii) of the first sentence of this paragraph 3(c). The Person in whose name the Common Shares certificate is registered shall be treated as the shareholder of record on and after the Conversion Date.

         (d) The Company shall pay cash (based upon the Fair Market Value of the Common Shares) in lieu of issuing any fractional Common Shares upon conversion of Preferred Shares.

         (e) If a holder converts Preferred Shares, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

         (f) The Company has reserved and shall continue to reserve out of its authorized but unissued Common Shares or its Common Shares held in treasury a sufficient number of Common Shares to permit the conversion of the Preferred Shares in full. All Common Shares that may be issued upon conversion of Preferred Shares shall be fully paid and non-assessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of Common Shares upon conversion of Preferred Shares and if the Common Shares are then listed or thereafter become listed on any national securities exchange or automated quotation system, the Company shall use its best efforts to list such shares on each such exchange or system on which the Common Shares are or become listed, as the case may be.

         (g) If and whenever after the Class A Preferred Shares Issue Date but prior to a Qualifying IPO, the Company shall issue or sell, or is, in accordance with subparagraphs 3(g)(i) through 3(g)(viii) deemed to have issued or sold, any Common Shares (other than options to acquire Common Shares under the Company's share option plan and Common Shares issuable upon the exercise of such options that are reserved for issuance as of the Class A Preferred

                  Shares Issue Date), then, immediately upon such actual issue or sale, or the date Common Shares are deemed to have been issued or sold pursuant to subparagraphs 3(g)(i) through 3(g)(viii), the Class A Conversion Price shall be reduced to
                  (a) the price per share at which such Common Shares are sold, in the case of a Strategic Sale, and (b) 75% of the price at which the Common Shares are sold, in the case of any sale (other than a Strategic Sale); provided, that only reductions in the Class A Conversion Price shall be made pursuant to this sentence and in no event shall the application of the provisions of this sentence result in an increase in the Class A Conversion Price. On the date of a Qualifying IPO, the Class A Conversion Price shall be the lower of (i) the Class A Conversion Price in effect immediately prior to such date, and
                  (ii) 75% of the price at which the Common Shares sold in such Qualifying IPO are sold to the public.

                  For purposes of this paragraph 3(g), the following subparagraphs 3(g)(i) to 3(g)(viii) shall also be applicable:

                  (i) In case at any time the Company shall in any manner grant (whether directly or indirectly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any share or security convertible into or exchangeable for Common Shares (such warrants, rights or options being called "OPTIONS" and such convertible or exchangeable shares -------- or securities being called "CONVERTIBLE SECURITIES") other than Options issued ----------------------- pursuant to an employee share option plan approved by the Compensation Committee whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be an amount that would result in an adjustment to the Class A

                           Conversion Price pursuant to the first paragraph of this Section 3(g), then the appropriate adjustment to the Class A Conversion Price shall be made pursuant to the first paragraph of this Section 3(g), based upon the price per share underlying such Options or Convertible Securities as determined above. Except as otherwise provided in subparagraph 3(g)(iii), no adjustment of the Class A Conversion Price shall be made upon the actual issue of such Common Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities, but shall be made only upon the date of such deemed issuance.

                  (ii) In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be an amount that would result in an adjustment to the Class A Conversion Price pursuant to the first paragraph of this Section 3(g), then the appropriate adjustment to the Class A Conversion Price shall be made pursuant to the first paragraph of this Section 3(g), based upon the price per share underlying such Options or Convertible Securities as determined above, provided that (x) except as otherwise provided in subparagraph 3(g)(viii), no adjustment of the Class A Conversion Price shall be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities (but shall be made only upon the date of such deemed issuance) and (y) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Class A Conversion Price have been or are to be made pursuant to other provisions of this paragraph 3(g), no further adjustment of the Class A Conversion Price whether provided for under this subparagraph 3(g)(ii) or otherwise in the Memorandum, shall be made by reason of such issue or sale.



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                  (iii)    Upon the happening of any of the following events,
                           namely, if the purchase price provided for in any Option referred to in subparagraph 3(g)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 3(g)(i) or 3(g)(ii), or the rate at which Convertible Securities referred to in subparagraph 3(g)(i) or 3(g)(ii) are convertible into or exchangeable for Common Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Class A Conversion Price in effect at the time of such event shall forthwith be readjusted to the Class A Conversion Price, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided that no adjustment shall be made in the Class A Conversion Price pursuant to this paragraph 3(g) that would increase the Class A Conversion Price above the Class A Conversion Price in effect immediately prior to the issuance of such Option or Convertible Security; and on the expiration or termination of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Class A Conversion Price then in effect hereunder shall forthwith be increased to the Class A Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (iv) In case the Company shall declare, if any, a dividend or make any other distribution upon any share of the Company payable in Common Shares (except for dividends or distributions upon the Common Shares payable solely in Common Shares), Options or Convertible Securities, any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (v) In the event the Company shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in securities of the Company, then and in each such event lawful and adequate provision shall be made so that the holders of Class A Preferred Shares shall receive upon conversion thereof in addition to the number of Common Shares receivable thereupon, the number of securities of the Company which

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                           they would have received had their Class A Preferred
                           Shares been converted into Common Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph 3 with respect to the rights of the holders of the Class A Preferred Shares.

                  (vi) In case any Common Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration of US$0.01.

                  (vii) In case the Company shall fix a record date to determine the holders of its Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (viii) The number of Common Shares issued and outstanding at any given time shall not include shares owned or held by or for the account of the Company (or any Subsidiary), and the disposition of any Common Shares so owned shall be considered an issue or sale of Common Shares for the purpose of this subparagraph 3(g)(viii).

         (h) If and whenever after the Class B Preferred Shares Issue Date but prior to a Qualifying IPO, the Company shall issue or sell, or is, in accordance with subparagraphs 3(h)(i) through 3(h)(viii) deemed to have issued or sold, any Common Shares (other than options to acquire Common Shares under the Company's share option plan and Common Shares issuable upon the exercise of such options that are reserved for issuance as of the Class B Preferred Shares Issue Date), then, immediately upon such actual issue or sale, or the date Common Shares are deemed to have been issued or sold pursuant to subparagraphs 3(h)(i) through 3(h)(viii), the Class B Conversion Price shall be reduced to (a) the price per share at which such Common Shares are sold, in the case of a Strategic Sale, and (b) 75% of the price at which the Common Shares are sold, in the case of any sale (other than a Strategic Sale); provided, that only reductions in the Class B Conversion Price shall be made pursuant to this sentence and in no event shall the application of the provisions of this sentence result in an increase in the Class B Conversion Price. On the date of a Qualifying IPO, the Class B Conversion Price shall be the lower of (i) the Class B Conversion Price in effect immediately prior to such date, and (ii) 75% of the price at which the Common Shares sold in such Qualifying IPO are sold to the public.

                  For purposes of this paragraph 3(h), the following subparagraphs 3(h)(i) to 3(h)(viii) shall also be applicable:

                  (i) In case at any time the Company shall in any manner grant (whether directly or indirectly or by assumption in a merger or otherwise) any Options or Convertible Securities, other than Options issued pursuant to an employee share option plan approved by the Compensation Committee whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such Options upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be an amount that would result in an adjustment to the Class B Conversion Price pursuant to the first paragraph of this Section 3(h), then the appropriate adjustment to the Class B Conversion Price shall be made pursuant to the first paragraph of this Section 3(h), based upon the price per share underlying such Options or Convertible Securities as determined above. Except as otherwise provided in subparagraph 3(h)(iii), no adjustment of the Class B Conversion Price shall be made upon the actual issue of such Common Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities, but shall be made only upon the date of such deemed issuance.

                  (ii) In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be an amount that would result in an adjustment to the Class B Conversion Price pursuant to the first paragraph of this Section 3(h), then the appropriate adjustment to the Class B Conversion Price shall be made pursuant to the first paragraph of this Section 3(h), based upon the price per share underlying such Options or Convertible Securities as determined above, provided that (x) except as otherwise provided in subparagraph 3(h)(viii), no adjustment of the Class B Conversion Price shall be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities (but shall be made only upon the date of such deemed issuance) and (y) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Class B Conversion Price have been or are to be made pursuant to other provisions of this paragraph 3(h), no further adjustment of the Class B Conversion Price whether provided for under this subparagraph 3(h)(ii) or otherwise in the Memorandum, shall be made by reason of such issue or sale.

                  (iii) Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 3(h)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 3(h)(i) or 3(h)(ii), or the rate at which Convertible Securities referred to in subparagraph 3(h)(i) or 3(h)(ii) are convertible into or exchangeable for Common Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Class B Conversion Price in effect at the time of such event shall forthwith be readjusted to the Class B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided that no adjustment shall be made in the Class B Conversion Price pursuant to this paragraph 3(h) that would increase the Class B Conversion Price above the Class B Conversion Price in effect immediately prior to the issuance of such Option or Convertible Security; and on the expiration or termination of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Class B Conversion Price then in effect hereunder shall forthwith be increased to the Class B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (iv) In case the Company shall declare, if any, a dividend or make any other distribution upon any share of the Company payable in Common Shares (except for dividends or distributions upon the Common Shares payable solely in Common Shares), Options or Convertible Securities, any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (v) In the event the Company shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in securities of the Company, then and in each such event lawful and adequate provision shall be made so that the holders of Class B Preferred Shares shall receive upon conversion thereof in addition to the number of Common Shares receivable thereupon, the number of securities of the Company which they would have received had their Class B Preferred Shares been converted into Common Shares on the date of such event and had they thereafter, during the period from the date of such event to the date of a Qualifying IPO, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph 3 with respect to the rights of the holders of the Class B Preferred Shares.

                  (vi) In case any Common Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration of US$0.01.

                  (vii) In case the Company shall fix a record date to determine the holders of its Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (viii) The number of Common Shares issued and outstanding at any given time shall not include shares owned or held by or for the account of the

                           Company (or any Subsidiary), and the disposition of any Common Shares so owned shall be considered an issue or sale of Common Shares for the purpose of this subparagraph 3(h)(viii).

         (i) In case the Company shall at any time divide (by any share split, share dividend or otherwise) its outstanding Common Shares into a greater number of shares, the Class A Conversion Price and the Class B Conversion Price in effect immediately prior to such division shall be proportionately reduced, and, conversely in case the issued and outstanding Common Shares shall be combined into a smaller number of shares, the Class A Conversion Price and the Class B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         (j) Except for an event which the holders of the Preferred Shares elect to treat as a Liquidation in accordance with the provisions of paragraph 4, if any capital reorganization or reclassification of the shares of the Company, or a merger or consolidation of the Company with or into another company or the sale of all or substantially all of the Company's properties and assets to any other Person, shall be effected in such a way that holders of Common Shares shall be entitled to receive shares, stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, merger, consolidation or sale, lawful and adequate provisions shall be made whereby each holder of Preferred Shares shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of Common Shares immediately theretofore receivable upon the conversion of such Preferred Shares, such shares, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of such Common Shares immediately theretofore receivable upon such conversion had such reorganization, reclassification, merger, consolidation or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price with respect to such Preferred Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares, stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

         (k) No adjustment in the Class A Conversion Price or Class B Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Class A Conversion Price or Class B Conversion Price, respectively, as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 3 shall be made to the nearest

                  1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be. No adjustment in the Class A Conversion Price or Class B Conversion Price shall reduce the Class A Conversion Price or Class B Conversion Price below the then par value of the Common Shares.

         (l) As used in this paragraph 3, the term "COMMON SHARES" shall mean and include the Company's authorized Common Shares, par value US$0.01 per share, as constituted on the date of filing this instrument, and shall also include any shares of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the Common Shares receivable upon conversion of Preferred Shares shall include only shares designated as Common Shares of the Company on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the shares, securities or assets provided for in paragraph 3(i).

         (m) Whenever the Class A Conversion Price or the Class B Conversion Price is adjusted, the Company shall promptly mail to holders of Preferred Shares, first class, postage prepaid, a notice of the adjustment. The Company shall file with the transfer agent for the Class A Preferred Shares or Class B Preferred Shares, as applicable, if any (and make available to holders of Preferred Shares upon request), a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.

         (n) In case at any time (i) the Company shall declare any dividend upon its Common Shares payable in cash or shares or make any other distribution to the holders of its Common Shares, (ii) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights, (iii) there shall be any capital reorganization or reclassification of the share capital of the Company, or a consolidation or merger of the Company with or into, or a sale of all or substantially all its assets to, another Person or Persons or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, or by facsimile, addressed to each holder of any issued and outstanding Preferred Shares at the address of such holder as shown on the books of the Company, (A) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto and such notice in accordance with the foregoing clause (B) shall also specify the date or projected date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         (o) The Company will at no time close its transfer books against the transfer of any Preferred Shares or of any Common Shares issued or issuable upon the conversion of any Preferred Shares in any manner which interferes with the timely conversion of such Preferred Shares, except as may otherwise be required to comply with applicable securities laws.

         (4)      LIQUIDATION RIGHTS.

                  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company resulting in a distribution of assets to the holders of the Company's shares (each such event, a "LIQUIDATION"), each holder of Class A Preferred Shares will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Class A Liquidation Preference per Class A Preferred Share and each holder of Class B Preferred Shares will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Class B Liquidation Preference per Class B Preferred Share. Upon any Liquidation, each holder of Class A Preferred Shares and each holder of Class B Preferred Shares shall be entitled to payment out of the assets of the Company available for distribution in full up to the amount of the Class A Liquidation Preference per Class A Preferred Share and the amount of the Class B Liquidation Preference per Class B Preferred Share, respectively, before any holder of any other series or class of Preferred Shares or the Common Shares shall be entitled to any payment out of the assets of the Company available for distribution.

                  If, upon any Liquidation, the Class A Liquidation Preference per Class A Preferred Share and the Class B Liquidation Preference per Class B Preferred Share are not paid in full, the holders of the issued and outstanding Class A Preferred Shares and the holders of the issued and outstanding Class B Preferred Shares will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends, to which each is entitled.

                  For the purposes of this paragraph 4, holders of a majority of the issued and outstanding Preferred Shares may designate that a consolidation or merger of the Company (other than a merger
                  (i) in which the Company is the surviving company, (ii) which involves only a change in the Company's state of incorporation, or (iii) with a wholly-owned Subsidiary of the Company) or the sale of all or substantially all of the Company's assets shall be deemed to be a Liquidation with respect to the Preferred Shares (each such event, an "ORGANIC CHANGE"), if (A) the amount of consideration (including the Fair Market Value of any non-cash consideration per share ) received would be less than the sum of the Class A Liquidation Preference and the Class B Liquidation Preference, or (B) such consideration consists solely or in part of securities that are not readily marketable on a national exchange or on the NASDAQ National Market System. In the event that the holders of Preferred Shares shall deem any transaction to be a "LIQUIDATION" in accordance with this paragraph 4, the holders of the issued and outstanding Preferred Shares shall be entitled to payment of the amount set forth in the first paragraph of this paragraph 4. To the extent any consideration consists of non-cash items, the consideration shall be the Fair Market Value of such non-cash items.

         (5)      VOTING RIGHTS.

         (a) The holders of the issued and outstanding Preferred Shares shall have the right to vote, together with the holders of all the issued and outstanding Common Shares and not by classes, except as otherwise required by British Virgin Islands law or the Articles of Association, on all matters on which holders of Common Shares are entitled to vote. Each holder of Preferred Shares shall have the right to cast one vote for each whole Common Share which would be issued to such holder upon conversion of such holder's Preferred Shares, assuming that such conversion were to occur on the date immediately prior to the record date for the determination of shareholders entitled to vote.

         (b) Subject to paragraph 13 hereof, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the Preferred Shares then issued and outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting, as the case may be, as one class:

                  (i) amend or otherwise alter the Memorandum (including the provisions of paragraph 5 hereof) in any manner that adversely affects the specified rights, preferences, privileges or voting rights of holders of Preferred Shares;

                  (ii)     authorize the issuance of any additional Preferred
                           Shares;

                  (iii) waive compliance with any provision of the Memorandum; or

                  (iv) declare or pay any dividend or distribution on any Class A Junior Securities or Class B Junior Securities.

         (6)      REDEMPTION.

         (a) At the option and written election of any holder of issued and outstanding Preferred Shares (a "REDEMPTION OPTION") given at any time on or after five (5) years after the Class A Preferred Shares Issue Date, the Company shall, subject to applicable law, redeem all or any part of the issued and outstanding Preferred Shares beneficially owned by such holder at the price and upon the terms stated in this paragraph 6, at any time on or after five (5) years after the Class A Preferred Shares Issue Date.

         (b) The Company shall redeem the Preferred Shares on the Redemption Date (as such term is defined below), unless otherwise prevented by law, at a cash redemption price per share payable in a single installment equal to the Class A Liquidation Preference, in the case of the Class A Preferred Shares and the Class B Liquidation Preference, in the case of the Class B Preferred Shares. The total sum payable per Class A Preferred Share on the Redemption Date is hereinafter referred to as the "CLASS A REDEMPTION PRICE," and the payment to be made on the Redemption Date to the holders of the Class A Preferred Shares is hereinafter referred to as the "CLASS A REDEMPTION PAYMENT." The total sum payable per Class B Preferred Share on the Redemption Date is hereinafter referred to as the "CLASS B REDEMPTION PRICE," and the payment to be made to the holders of the Class B Preferred Shares on the Redemption Date is hereinafter referred to as the "CLASS B REDEMPTION PAYMENT." The Class A Redemption Price and the Class B Redemption Price are hereinafter referred to collectively as the "REDEMPTION PRICES", and the Class A Redemption Payment and the Class B Redemption Payment are hereinafter referred to collectively as the "REDEMPTION PAYMENTS."

         (c) On and after the Redemption Date, all rights of any holder of Preferred Shares, except the right to receive the applicable Redemption Price per Preferred Share as hereinafter provided, shall cease and terminate, and such Preferred Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Company;

                  provided, however, that, notwithstanding anything to the contrary set forth herein, (i) if the Company defaults in the payment of the applicable Redemption Payment, the rights of the holders of the affected Preferred Shares with respect to such Preferred Shares shall continue until the Company cures such default, and (ii) without limiting any other rights of such holders, upon the occurrence of (A) a subsequent Liquidation or (B) an Organic Change, with respect to the Preferred Shares in respect of which no Redemption Payment has been received by a holder of Preferred Shares where the Company had been required to make the payment, such holder shall be accorded the rights and benefits set forth in paragraph 4 hereof in respect of such shares, as if no prior redemption request had been made.

         (d) Within five (5) Business Days of receipt of a redemption request by any holder of Preferred Shares, the Company shall notify in writing all other holders of Preferred Shares of the request for the redemption of Preferred Shares (the "COMPANY NOTICE"). Each Company Notice shall state (i) the Redemption Date, (ii) the number of Preferred Shares to be redeemed, (iii) the Class A Redemption Price and Class B Redemption Price, and the calculation thereof, (iv) the place or places where certificates for such shares are to be surrendered for payment of the applicable Redemption Price, and (v) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date. On the date specified in the Company Notice as the Redemption Date, which date shall be no later than the 60th day following the date upon which the Company shall have sent such Company Notice, the Company shall pay each holder of Preferred Shares the applicable Redemption Price, provided that the Company or its transfer agent has received the certificates representing each Preferred Share to be redeemed. Such payment date shall be referred to herein as the "REDEMPTION DATE." If, on the Redemption
                  Date, less than all the Preferred Shares requested to be redeemed may be legally redeemed by the Company, the redemption of such Preferred Shares shall be made pro rata based upon the total amount that would be paid by the Company to each holder of Preferred Shares being redeemed if all of the Preferred Shares requested to be redeemed by the holders of Preferred Shares being redeemed were so redeemed, and any Preferred Shares not redeemed shall be redeemed, at the holder's election, on any date following the Redemption Date on which the Company may lawfully redeem such shares. The Company shall redeem (unless otherwise prevented by law) the Preferred Shares being redeemed by each holder on the Redemption Date, and the Company shall promptly advise each such holder of Preferred Shares of the Redemption Date, or of the relevant facts applicable thereto preventing such redemption. Upon redemption of only a portion of the number of shares covered by a Preferred Share certificate, the Company shall issue and deliver to or upon the written order of the holder of such Preferred Share certificate, at the expense of the Company, a new certificate covering the number of Preferred Shares representing the unredeemed portion of the Preferred Share certificate, which new certificate shall entitle the holder thereof to all the rights, powers, and privileges of a holder of such shares.

                  In the event the Preferred Shares are not redeemed after a Redemption Option is exercised, then, in addition to any other remedies the holders of Preferred Shares may have, such holders shall be entitled to elect a majority of the Members of the Board of Directors, to serve until the redemption obligations of the Company hereunder have been satisfied in full.

         VARIATION OF CLASS RIGHTS

9. The rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the majority of the issued shares of that class or series and of the majority of the issued shares of any other class or series of shares which may be affected by such variation.

         RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

         REGISTERED SHARES

11. Shares in the Company may only be issued as registered shares and may not be exchanged for shares issued to bearer.

         TRANSFER OF SHARES

12. Subject to the provisions relating to the transfer of shares set forth in the Articles of Association annexed hereto (the "Articles of Association") shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of Members.

         RESTRICTIONS ON MEMBERS RESERVED MATTERS

13. Notwithstanding anything in this Memorandum or in the Articles annexed hereto to the contrary, no Members Reserved Matters may be authorized, approved, done, effected or otherwise consummated, agreed to or consented to by the Company, its directors or its Members except, if it is (a) proposed at a meeting of the Members at which a quorum is present and approved and consented to by the affirmative vote of a simple majority of the votes of such Members present or represented by proxy at the meeting and who voted and did not abstain, including at least 50% of the votes of the Class A Preferred Shares voting as a class and 50% of the votes of the Class B Preferred Shares voting as a class (except with respect to any merger, consolidation or spin-off involving the Company or sales of all or substantially all the assets of the Company, which matters require the affirmative vote of a simple majority of the votes of such Members present or represented by proxy, including at least 50% of the votes of all issued and outstanding Class A Preferred Shares), or (b) if it is in the form of a written consent and approved and consented to by an absolute majority of the votes of all Members entitled to vote, including at least 50% of the votes of the Class A Preferred Shares voting as a class and 50% of the votes of the Class B Preferred Shares voting as a class (except with respect to any merger, consolidation or spin-off involving the Company or sales of all or substantially all of the assets of the Company, which matters require the approval and consent of an absolute majority of the votes of all Members entitled to vote, including at least 50% of the votes of all issued and outstanding Class A Preferred Shares).

         RESTRICTIONS ON DIRECTORS RESERVED MATTERS

14. Notwithstanding anything in this Memorandum or in the Articles annexed hereto to the contrary, no Directors Reserved Matters may be authorized, approved, done, effected or otherwise consummated, agreed to or consented to by the Company or its directors, except if it is (a) proposed at a meeting of the directors of the Company at which a quorum is present, and approved and consented to by the affirmative vote of a simple majority of the directors, including a simple majority of the Class A directors, or (b) if it is in the form of a written consent and approved and consented to by the majority of the Class A directors.

         AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

15. The Company may amend its Memorandum of Association and Articles of Association by a resolution of Members or by a resolution of directors, except for those amendments, which are expressly stated in the Memorandum or Articles of Association or British Virgin Islands legislation in force, to be reserved exclusively to the Members.

         TERMINATION OF PROVISIONS

16. The provisions of paragraphs 8.B.(3)(g), 8.B(3)(h), 12, 13 and 14 shall no longer have effect upon the closing of a Qualifying IPO, provided that any adjustment of the Class A Conversion Price or the Class B Conversion Price required to be made in respect of the Qualifying IPO pursuant to the provisions of paragraphs 8.B.3(g) or 8.B.(3)(h) shall be made prior to the termination of such provisions.

         DEFINITIONS

17.      In this Memorandum of Association:

         (1) the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

                  "AFFILIATE" of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "CONTROL" (including with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "BUSINESS DAY" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

                  "CLASS A CONVERSION PRICE" shall initially equal US$3.50093 and thereafter shall be subject to adjustment from time to time pursuant to the terms of Clause 8 paragraph 3 of this Memorandum.

                  "CLASS A LIQUIDATION PREFERENCE" means an amount per share equal to US$7.00186, plus all accrued and unpaid dividends, whether or not declared and which if not paid shall cumulate on an annual basis on each December 31.

                  "CLASS A PREFERRED SHARES ISSUE DATE" means the date on which the Class A Preferred Shares are originally issued by the Company under the Memorandum.

                  "CLASS B CONVERSION PRICE" shall initially equal $9.00 and thereafter shall be subject to adjustment from time to time pursuant to the terms of Clause 8 paragraph 3 of this Memorandum.

                  "CLASS B LIQUIDATION PREFERENCE" means an amount per share equal to US$9.00, plus all accrued and unpaid dividends, whether or not declared and which if not paid shall cumulate on an annual basis on each December 31.

                  "CLASS B PREFERRED SHARES ISSUE DATE" means the date on which the Class B Preferred Shares are originally issued by the Company under the Memorandum.

                  "CONVERSION PRICE" means the Class A Conversion Price or the Class B Conversion Price, as applicable.

                  "FAIR MARKET VALUE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which "Fair Market Value" is being determined and the twenty (20) consecutive Business Days prior to such day. If at any time such security is not listed on any U.S. securities exchange or quoted in the NASDAQ National Market System or the over-the-counter market, the "FAIR MARKET VALUE" shall be the fair value thereof determined jointly by the Company and the holders of Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holders of Preferred Shares. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

                  "MEMORANDUM" means the Memorandum of Association of the Company.

                  "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

                  "QUALIFYING IPO" means an underwritten initial public offering of Common Shares pursuant to an effective registration statement under the U.S. Securities Act of 1933, as then in effect (or any comparable statement under any similar U.S. federal statute then in force or effect) in which the cumulative gross proceeds to the Company are equal to or greater than US$35.0 million.

                  "STRATEGIC SALE" means any transaction or series of transactions resulting in the sale of shares of the Company to Time Warner, Inc.; Lycos, Inc.; IAMP (El Sitio) Investments Ltd.; Hicks, Muse, Tate & Furst; the Cisneros Group of Companies; GC Companies, Inc.; Radio Sarandi; TV Bandeirantes; Sony Corporation; The Seagram Company Ltd. and any of their respective affiliates, which transaction or transactions close prior to March 1, 2000 and to the extent that the aggregate purchase price of such sales does not exceed $10,000,000.

                  "SUBSIDIARY" of any Person means (i) any company, corporation, association or business entity of which more than 50% of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person or any combination thereof.

         (2) terms which have not been defined herein but have been defined in the Articles of Association have the same meaning when used herein.

We, COMMONWEALTH MANAGEMENT LIMITED, of P.O. Box 3321, Road Town, Tortola, British Virgin Islands, being a licensed registered agent, for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association.

                                   FOR: COMMONWEALTH MANAGEMENT LIMITED

                                   Sgd:     Scott F. Wilson
                                            Authorized Signatory

DATED this 16th day of July, 1997

WITNESS to the above signature:

                  Sgd:     Renwick Z. Ham
                           c/o P.O. Box 3321
                           Road Town, Tortola
                           British Virgin Islands